UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

JPMorgan Trust II

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

Q&A for Combined Proxy Statement/Prospectus (N-14) – Municipal Fund Mergers

Why are proxy materials being sent to shareholders and what is the timeline?

The materials are being mailed to shareholders on or about June 25, 2014 in preparation for the special shareholder meeting to be held on August 13, 2014, concerning the merger of the JPMorgan Arizona Municipal Bond Fund, JPMorgan Michigan Municipal Bond Fund and the JPMorgan Ohio Municipal Bond Fund (the Acquired Funds) into the JPMorgan Intermediate Tax Free Bond Fund (the Acquiring Fund). The proposed merger is outlined below:

    Timeline

Record Date	May 30, 2014	Shareholders of record on this date for the Acquired Funds will be mailed proxy materials
Mail Date	June 25, 2014	Materials will start to be mailed on or about June 25, 2014
Shareholder Meeting	August 13, 2014	All shareholder votes will be counted to determine if required approvals for proposals have been received
Merger Date	August 22, 2014	The Fund merger will become effective as of the close of business on or about Friday, August 22, 2014, if the Acquired Funds’ shareholders approve the mergers

Have the Boards of Directors for the Acquired Fund and the Acquiring Fund approved the proposed merger?

The Board of Directors of the JPMorgan Ohio Municipal Bond Fund, JPMorgan Arizona Municipal Bond Fund and the JPMorgan Michigan Municipal Bond Fund approved the proposed merger at the February 2014 Board Meeting.

How does the Acquired Funds’ Board recommend its shareholders vote?

The Board of Directors of the Acquired Funds recommends a vote “FOR” the merger.

Will the portfolio management team for the Acquired Funds change as a result of the merger?

Yes, Kimberly Bingle and Jennifer Tabak will no longer be managing the funds. David Sivinski is on the portfolio management team of all the Acquired Funds and the Acquiring Fund. Richard Taormina and David Sivinski will continue to manage the Acquiring Fund.

How will a shareholder in the Acquired Fund be affected?

If approved by a shareholder vote of the Acquired Funds, the assets and liabilities of those Funds will be combined with those of the Acquiring Fund. Following the mergers, shareholders will receive shares of the Acquiring Fund that are equal in total dollar value to the shares of the Acquired Funds held immediately prior to the merger.

What class of shares will shareholders be receiving?

Upon merger completion, shareholders will receive shares of the same class of the Acquiring Fund as they held in the Acquired Funds as outlined by the table below:

Acquired Funds	Acquiring Fund
JPMorgan Arizona Municipal Bond Fund, JPMorgan Michigan Municipal Bond Fund and JPMorgan Ohio Municipal Bond Fund	JPMorgan Intermediate Tax Free Bond Fund
Class A	Class A
Class B	Class B
Class C	Class C
Select Class	Select Class

Will the merger change fees charged to shareholders?

The total annual Fund operating expenses, after fee waivers and expense reimbursements, for each class of the Acquiring Fund involved in the merger will be equal to the annual Fund operating expenses, after fee waivers and expense reimbursements, for the applicable class of the Acquired Funds prior to the merger. There is no guarantee such waivers/reimbursements will be continued after June 30, 2015.

Will shareholders have to pay any sales load, commission, redemption fee, or other transactional fee in connection with the merger?

No. The full value of shares will be exchanged for shares of the indicated class of the Acquiring Fund without any sales load, commission, redemption fee or other transactional fee being imposed. The Funds’ adviser, distributor or administrator will waive fees or reimburse the Funds for the costs and expenses of the mergers, except for brokerage fees and brokerage expenses related to the disposition and acquisition of Fund assets, which will be borne by the affected Fund, and which will in turn be borne by shareholders.

Will there be any distribution to the Acquired Funds’ shareholders prior to the merger?

Prior to the closing of the merger, the Acquired Funds will declare a distribution to shareholders that, together with all previous distributions, will have the effect of distributing to the Acquired Funds’ shareholders all of its investment company taxable income and net realized capital gains, if any, through the merger date. These distributions will be taxable to the Acquired Funds’ shareholders.

Will shareholders have to pay any federal income taxes as a result of the merger?

The transaction is intended to qualify as a tax-free reorganization for federal income tax purposes. As a condition of the closing of the transaction, the Funds will receive an opinion of legal counsel to the effect that the reorganization will qualify as a tax-free reorganization for federal income tax purposes. Opinions are not binding on the Internal Revenue Service or the courts, so shareholders should consider separately any state, local and other tax consequences in consultation with their tax advisors.

Will the Acquired Funds be closed to new purchases?

The Acquired Funds will continue to accept new purchases through the close of business on the date of the merger, expected to be Friday, August 22, 2014. Effective Monday, August 18, 2014, the Acquired Funds will have a T+1 settlement. Effective Wednesday, August 20, 2014, trading through NSCC will be suspended, Thursday, August 21, 2014. After the merger date, purchases received from direct investors for accounts previously held in the Acquired Funds will be made into the Acquiring Fund.

Will the CUSIPs and ticker symbols of the Funds change?

The CUSIPs and ticker symbols of the Acquired Funds will no longer be valid. The CUSIPs and ticker symbols of the Acquiring Fund will not change.

What happens if a shareholder needs a copy of a Combined Prospectus/Proxy Statement, a proxy card or other proxy materials?

Shareholders can receive additional copies of any proxy materials, including Combined Prospectus/Proxy Statements, proxy cards and voting instructions, by calling 855-737-3176.

What happens if the shareholders do not vote their proxy?

All shareholders are encouraged to vote their shares. Broadridge Investor Communication Solutions Inc. has been retained to assist us with this process to the extent necessary. Shareholders who do not vote their shares may receive a telephone call or additional mailings encouraging them to vote their shares.

What happens if the proposal is not approved by shareholders?

If the merger for the Acquired Fund(s) is not approved by shareholders of the Acquired Fund(s), then the Acquired Fund(s) will remain in existence and the Board of Directors of the Acquired Funds will consider what, if any, additional steps to take , which may include the continued operation of the Acquired Fund(s) or the potential liquidation of the Acquired Fund(s).

What will shareholders receive to confirm the completion of the merger of the Funds?

If approved by shareholders, the mergers of the Funds are expected to occur on August 22, 2014. A confirmation statement will be mailed on or about August 23, 2014 to fund direct shareholders who owned the Acquired Funds prior to the reorganization. For shareholders investing through intermediary firms, communications will follow the intermediary’s protocol for communicating corporate actions.

Must be preceded or accompanied by a Proxy/Prospectus.

J.P. Morgan Asset Management is the marketing name for the asset management business of JPMorgan Chase & Co., and its affiliates worldwide.

JPMorgan Distribution Services, Inc., member FINRA / SIPC.